Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199647

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 10, 2014)

Inventergy Global, Inc.

648,000 Shares of Common Stock

Warrants to Purchase 648,000 Shares of Common Stock

We are offering 648,000 shares of our common stock and warrants to purchase up to 648,000 shares of our common stock (and the common stock that are issuable from time to time upon exercise of the warrants). The common stock and warrants will be sold in combination, with one warrant to purchase one share of common stock for every share of common stock sold. The combined purchase price for each share and accompanying warrant is $2.005. The common stock and warrants are immediately separable and will be issued separately. The warrants will become exercisable upon issuance and will remain exercisable until the fifth anniversary of the date of issuance. The exercise price for the warrants initially will be $2.005, subject to certain adjustments.

Our common stock is listed on The NASDAQ Capital Market under the symbol “INVT.” On May 13, 2016, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.94 per share. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

For the purpose of determining the size of this offering, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $8.8 million, which amount is based on 3,508,688 shares of outstanding common stock held by non-affiliates as of May 15, 2016 and a per share price of $2.50, which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on April 5, 2016. With the exception of the shares of common stock being offered hereunder, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged Chardan Capital Markets, LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the common stock and warrants we are offering. See “Plan of Distribution” for more information regarding these arrangements.

	Per Share and Related Warrants	Total
Public offering price	$2.005	$1,299,240
Placement agent fees	$0.185	$116,640
Proceeds, before expenses, to us (1)	$1.825	$1,182,600

(1)  The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Delivery of the common stock and warrants is expected to be made on or about May 18, 2016, subject to the satisfaction of certain conditions.

Chardan Capital Markets

The date of this prospectus supplement is May 16, 2016.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any freewriting prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any such free writing prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and are seeking offers to buy, the securities offered hereby only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering and the offering of the shares of our securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to investors in connection with this offering must inform themselves about and observe any restrictions relating to the offering of the securities offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of the shares of our securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “INVT,” the “Company,” “we,” “us” and “our” refer to Inventergy Global, Inc. and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents we have filed with the Securities and Exchange Commission that are incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations, in addition to any net proceeds of this offering; the stockholder dilution that will result from this offering and that may result from future capital raising efforts and the exercise or conversion, as applicable, of our outstanding options, warrants and convertible preferred stock; the potential that the proceeds of this offering may be used in a manner that may not improve our financial condition or market value; anti-dilution protection afforded investors in prior financing transactions that may restrict or prohibit our ability to raise capital on terms favorable to us and our current stockholders; the potential delisting of our common stock from The NASDAQ Capital Market; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to secure additional patents; our ability to monetize patents or recoup our investments; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors”, beginning on page S-9 of this prospectus supplement and the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 4, 2016.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

In this prospectus supplement, the accompanying prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents incorporated by reference herein or therein, we refer to information regarding our patent portfolios and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-9 and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

 We are an intellectual property, or IP, investment and licensing company that helps technology-leading corporations attain greater value from their IP assets in support of their business objectives and corporate brands. We work to develop long-term relationships with significant, technology-leading companies, who we refer to as clients, seeking to strategically realize appropriate returns for selected portfolios of their IP assets, in which they have invested significant research and development (IP value creation). We offer clients a professional corporate licensing model for IP value creation that provides both short term returns and attractive, long-term licensing revenue. We have focused initially on developing relationships with telecommunications companies, but our business purpose is not limited to this industry. We aspire to be a market-leader in IP value creation across various technology and market segments.

Our core strategy is to acquire significant patent portfolios from Global Fortune 500 companies who are leaders or major players in their industries and then generate reasonable value from these portfolios through licensing or sales of these patents. We typically purchase patents for an upfront fee as well as a percentage of net revenue (i.e. revenue generated from the relevant portfolio, usually after deduction of litigation or other related monetization costs, if any). This percentage is low enough so that, together with the outright acquisition of the IP assets, there is not actual or implied direct control of our actions in our IP value creation efforts. As a result, we remain independent of these clients. We typically gain full ownership of the portfolios including the rights to past damages and have the sole right to determine the best strategy to derive value from the portfolios.

The three initial patent portfolios we have acquired are portfolios in the telecommunications industry in the segments covering (a) core network infrastructure (IP Multimedia Subsystems -IMS and Voice over IP -VOIP) and (b) mobile broadband communications (3G & 4G protocols -WCDMA/HSPA/LTE). Over time, we may acquire additional portfolios in this industry as well as other market segments.

We are headquartered in Campbell, California. In addition to our employees, we engage third party resources including technical experts, reverse engineering firms, valuation experts, market research firms and law firms specializing in intellectual property law and litigation. If and when we acquire additional large patent portfolios, we may hire two to three additional employees in the areas of business, technical or legal to assist in IP value creation for those new assets.

Recent Developments

On May 13, 2016, we entered into, and consummated the transactions contemplated by, a securities purchase agreement with certain accredited investors. Pursuant to the purchase agreement, we sold to the investors in a private placement 369 shares of Series D Convertible Preferred Stock, or Series D preferred stock, each having a stated value of $1,000, for aggregate gross proceeds of $369,000. Our chief executive officer and each of the members of our board of directors participated in the financing in which they invested an aggregate of $144,000. The Series D preferred stock is immediately convertible into shares of our common stock, subject to certain beneficial ownership limitations, at an initial conversion price equal to $1.98 per share, subject to adjustment. We may redeem some or all of the Series D Preferred Stock for cash as follows: (i) on or prior to August 11, 2016, in an amount equal to 120% of the aggregate stated value then outstanding, and (ii) after August 11, 2016, in an amount equal to 135% of the aggregate stated value then outstanding. Each investor also received a common stock purchase warrant to purchase up to a number of shares of common stock equal to 85% of such investor’s subscription amount. The warrants are exercisable for a term of five years commencing six months and one day after the closing of the financing at a cash exercise price of $1.87 per share. Approximately 58% of the warrants vested immediately and the remainder of the warrants will vest only if an investor’s shares of Series D preferred stock remain outstanding at the initial exercise date.

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Corporate Information

Our principal executive offices are located at 900 E. Hamilton Avenue #180, Campbell, California 95008, our telephone number is (408) 389-3510, and our Internet website address is http://www.inventergy.com.  The information on our website or that can be accessed through our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common stock offered by us	648,000 shares

Warrants offered by us	Warrants to purchase up to 648,000 shares of common stock. The warrants will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. Each warrant will have an exercise price of $2.005 per share.

For more information, see the section entitled “Description of Securities We Are Offering — Warrants.”

This prospectus supplement also relates to the offering of the common stock issuable upon exercise of the warrants.

Common stock to be outstanding immediately after this offering	4,874,734 shares (assuming none of the warrants issued in this offering are exercised).

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, including the launch of the Inventergy Innovations program. For more information, see the section entitled “Use of Proceeds.”

NASDAQ Capital Market symbol

Our common stock is listed on The NASDAQ Capital Market under the symbol “INVT.”

We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

The number of shares of common stock to be outstanding after this offering in the table above is based on 4,226,734 shares outstanding as of May 13, 2016 and assumes the sale of 648,000 shares in this offering. This number excludes, as of that date:

•	648,000 shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of $2.005 per share;

•	2,500 shares of Series C Preferred Stock, which are initially convertible into 1,666,668 shares of common stock;

•	369 shares of Series D Preferred Stock, which are initially convertible into 186,367 shares of common stock;

•	215,593 shares of common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $5.68 per share;

•	1,689,420 shares of common stock issuable upon exercise of warrants outstanding prior to this offering, with a weighted average exercise price of $3.34 per share; and

•	225,725 additional shares of common stock reserved for future issuance under our 2014 stock option plan.

Unless otherwise specifically stated, information throughout this prospectus supplement does not assume the exercise of outstanding options or warrants to purchase shares of common stock.

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RISK FACTORS

An investment in our common stock and warrants involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement, and all other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase common stock and accompanying warrants in this offering, you will experience immediate dilution in your investment.

Purchasers of common stock and the accompanying warrants in this offering will pay a price per share in this offering that exceeds the net tangible book value (deficit) per share of our common stock. After giving effect to our sale of our common stock and accompanying warrants in this offering at the public offering price of $2.005 per share and accompanying warrant, and after deducting the placement agent fees payable by us (but excluding proceeds, if any, from the exercise of the accompanying warrants, you will experience immediate dilution of $1.418 per share, representing the difference between our as adjusted net tangible book value (deficit) per share as of March 31, 2016 after giving effect to this offering and the public offering price. See the section entitled “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you purchase shares of common stock and accompanying warrants in this offering.

You will experience further dilution if we issue additional equity or equity-linked securities in future capital raising transactions.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase our common stock and accompanying warrants in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than either the price per share and accompanying warrant paid by investors in this offering or the exercise price you may pay upon exercise of the warrants, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

There is no public market for the warrants to purchase our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

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The warrants are speculative in nature. You may not be able to recover your investment in the warrants, and the warrants may expire worthless.

If the price of our common stock does not increase to an amount sufficiently above the applicable exercise price of the warrants during the period the warrants are exercisable, you will be unable to recover any of your investment in the warrants. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire our common stock upon exercise of the warrants, you will have no rights with respect to our common stock issuable upon exercise of the warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Our stockholders’ ownership will be diluted upon conversion of our Series C Preferred Stock or Series D Preferred Stock, upon the exercise of currently outstanding warrants and/or options, or if we issue new shares of stock or other securities. Additionally, the conversion and/or exercise of these securities would significantly increase the amount of our common stock outstanding and the amount of our equity overhang, which may impair our ability to raise additional capital through the sale of equity securities.

The holders of our Series C Preferred Stock and Series D Preferred Stock may convert their shares of preferred stock into shares of common stock at any time, subject to certain limitations. As of the date of this prospectus supplement, there are currently outstanding 2,500 shares of Series C Preferred Stock and 369 shares of Series D Preferred Stock which may be converted into a total of 1,853,035 shares of common stock, subject to certain limitations. In addition to our outstanding shares of preferred stock, there are currently outstanding warrants to purchase 1,689,420 shares of our common stock, and outstanding options which may be exercised into an aggregate of 215,593 shares of common stock. Further, our board of directors is authorized, without stockholder approval, subject to certain NASDAQ requirements, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock or our common stock, subject to certain limitations), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine. The conversion of our Series C Preferred Stock and Series D Preferred Stock, the exercise of our outstanding warrants and options or the issuance of new securities could result in significant dilution to existing stockholders and securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the common stock. Furthermore, the issuance of these additional shares of common stock will significantly increase the amount of our common stock outstanding and the amount of equity overhang, which may impair our ability to raise additional capital through the sale of equity securities.

The impact of anti-dilution provisions in certain of our outstanding securities may dilute current stockholders.

As of the date of this prospectus supplement, we had 2,500 shares of Series C Preferred Stock outstanding and 1,416,668 shares of common stock issuable upon exercise of warrants outstanding that contain anti-dilution provisions. These anti-dilution provisions cause the conversion prices and exercise prices of the preferred stock and warrants to decrease automatically if we issue shares of our common stock or securities convertible into shares of our common stock at prices below the conversion price or exercise price of these securities. Any such adjustment could materially dilute the holders of our common stock.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the investors in this offering for the foreseeable future.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.2 million, excluding the proceeds, if any, from the exercise of the warrants, and after deducting the placement agent fees and estimated offering expenses of approximately $117,000 payable by us. If the warrants are purchased and fully exercised for cash, we would receive additional proceeds of $1.3 million. We cannot predict when or if the warrants will be exercised and it is possible that the warrants may expire and may never be exercised.

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including the launch of the Inventergy Innovations program. The amounts and timing of these expenditures will depend on a number of factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of these proceeds and could spend the proceeds in ways that do not improve our results of operations or increase the value of our shares. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short term, interest-bearing instruments.

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DILUTION

If you purchase our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering assuming no value is attributed to the warrants, and assuming they are accounted for and classified as equity. Our net tangible book value as of March 31, 2016 was approximately $1,671,000, or approximately $0.397 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of common stock outstanding as of March 31, 2016.

After giving effect to the sale by us of 648,000 shares of common stock and warrants to purchase 648,000 shares of common stock in this offering at a combined public offering price of $2.005 per share of our common stock and the related warrants, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2016 would have been approximately $2,854,000, or approximately $0.587 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.190 per share to existing stockholders and an immediate dilution of approximately $1.418 per share to new investors, attributing none of the combined public offering price to warrants offered hereby. The following table illustrates this per share dilution:

Combined public offering price per share and related warrant		$2.005
Net tangible book value per share as of March 31, 2016	$0.397
Increase in net tangible book value per share attributable to new investors	$0.190
As adjusted net tangible book value per share as of March 31, 2016, after giving effect to this offering		$0.587
Dilution per share to new investors in the offering		$1.418

The number of shares of common stock outstanding used for existing stockholders in both the table and calculations above is based on 4,212,220 common stock issued and outstanding as of March 31, 2016. Except as otherwise indicated, the number of common stock to be outstanding after this offering excludes the common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes:

•	648,000 shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of $2.005 per share;

•	2,500 shares of Series C Preferred Stock, which are initially convertible into 1,666,668 shares of common stock;

•	369 shares of Series D Preferred Stock, which are initially convertible into 186,367 shares of common stock;

•	215,593 shares of common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $5.68 per share;

•	1,689,420 shares of common stock issuable upon exercise of warrants outstanding prior to this offering, with a weighted average exercise price of $3.34 per share; and

•	225,725 additional shares of common stock reserved for future issuance under our 2014 stock option plan; and

•	14,514 shares of common stock issued in May 2016, net of share forfeitures.

Investors that acquire additional common stock through the exercise of the warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The above illustration of dilution per share to the investors participating in this offering assumes no conversion or exercise of our outstanding shares of preferred stock or options or warrants to purchase our common stock. To the extent that options, warrants or shares of preferred stock outstanding as of March 31, 2016 or issued thereafter have been or may be exercised or converted or other shares issued, the investors purchasing securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 648,000 shares of common stock and warrants to purchase up to 648,000 shares of common stock. The common stock and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common stock

The material terms and provisions of our common stock are described under the caption “Description of Securities We May Offer” starting on page 10 of the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. Prospective investors should carefully review the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. The warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 648,000 shares of common stock at an initial exercise price of $2.005 per share. The warrants will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. The warrants will be issued in certificated form only. After the exercise period, holders of the warrants will have no further rights to exercise the warrants.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale, lease, license or other disposition of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

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Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Listing. We do not intend to list the warrants on any securities exchange or other trading market.

Right as a Stockholder. Holders of the warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants, with certain exceptions.

Amendments. The warrants may be amended with our written consent and the written consent of the holder.

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PLAN OF DISTRIBUTION

We are offering up to 648,000 shares of common stock, with an accompanying warrant to purchase one share of our common stock, a public offering price of $2.005 per shares. Pursuant to an engagement letter dated April 8, 2016, as amended on May 16, 2016, we have engaged Chardan as our placement agent for this offering. Chardan is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “best efforts” to arrange for the sale of securities by us. Subject to the terms and conditions of the engagement letter, the placement agent is using its best efforts to introduce us to selected institutional investors who will purchase the securities. Therefore, we may not sell the entire amount of securities being offered.

We have agreed to pay the placement agent a placement fee equal to 9.0% of the aggregate gross proceeds of this offering. The placement agent shall also be entitled to 8.0% of the gross proceeds to us with respect to any investors introduced by the placement agent to us that invest in any subsequent capital-raising transaction for a six month period following the termination of the engagement letter. In addition, the placement agent will be entitled to a warrant to purchase 4.0% of the shares issued in such subsequent capital-raising transaction.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The engagement letter provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to offer and sell the securities offered hereby to institutional investors in certain states. However, we will not make any offer of units in any jurisdiction where the offer is not permitted or exempted.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent or selling group members, if any, participating in this offering and the placement agent participating in this offering may distribute the prospectus electronically. The representatives may agree to allocate a number of shares to the placement agent and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the placement agent and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the placement agent in its capacity as placement agent, and should not be relied upon by investors.

S-15

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole, LLP, New York, New York. Pryor Cashman LLP, New York, New York, is acting as counsel for the placement agent in connection with the securities offered hereby.

EXPERTS

The consolidated balance sheets of Inventergy Global, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended have been incorporated by reference in this prospectus supplement in reliance upon the report of Marcum LLP, independent registered public accounting firm, and given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 (File No. 333-199647) that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All documents we have filed after the date of filing the initial registration statement on Form S-3 of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 4, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 11, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2016, January 25, 2016, February 19, 2016, April 7, 2016, May 11, 2016 and May 16, 2016; and

•	The description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 12, 2014, as amended by the Current Report on Form 8-K/A filed with the SEC on July 11, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

S-16

You may obtain a copy of these filings, without charge, by writing or calling us at:

Inventergy Global, Inc.

900 E. Hamilton Avenue #180

Campbell, CA 95008

Attention: Secretary

(408) 389-3510

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of those documents.

S-17

Prospectus

$30,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $30,000,000:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase any of the foregoing securities;
•	depositary shares;
•	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured); and
•	units comprised of the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “INVT.” As of October 31, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was $19,882,657 based on 26,661,944 shares of outstanding common stock, of which 15,533,326 shares were held by non-affiliates, and a per share price of $1.28 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on October 31, 2014. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. You should carefully read and consider the section entitled “Risk Factors” beginning on page 4 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 10, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. In this prospectus, unless the context indicates otherwise, the terms “Company,” “we,” “us,” and “our” refer to Inventergy Global, Inc., a Delaware corporation, and its subsidiaries.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Current Report on Form 8-K/A (such Current Report containing the Company’s audited and unaudited financial statements for the years ended December 31, 2012 and 2013 and the quarter ended March 31, 2014) filed with the SEC on July 11, 2014 and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2014.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section below and in any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus or a prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

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ABOUT INVENTERGY GLOBAL, INC.

Business Overview

Inventergy Global, Inc. is an intellectual property, or IP, investment and licensing company that helps technology-leading corporations attain greater value from their IP assets in support of their business objectives and corporate brands. The Company was initially organized as a Delaware limited liability company under the name Silicon Turbine Systems, LLC in January 2012. It subsequently changed its name to Inventergy, LLC in March 2012 and was converted from a limited liability company into a Delaware corporation in February 2013. On June 6, 2014, a subsidiary of eOn Communications Corporation merged with and into Inventergy, Inc. As a result of this merger, eOn Communications Corporation changed its name to Inventergy Global, Inc.

The Company works to develop long-term relationships with global companies, which the Company refers to as clients, seeking to strategically realize an appropriate return on their IP assets, in which such clients have invested a significant amount of research and development (IP value creation). The Company offers clients a professional corporate licensing model for IP value creation that provides both immediate returns and attractive, long-term licensing revenue. The Company has focused initially on developing relationships with companies in the telecommunications industry but its business purpose is not limited to this industry.

Corporate Information

Our principal executive offices are located at 900 E. Hamilton Avenue #180, Campbell, California 95008, our telephone number is (408) 389-3510, and our Internet website address is http://www.inventergy.com.  The information on our website or that can be accessed through our website is not a part of, or incorporated in, this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below and incorporated by reference herein, including any risk factors that we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities as well as those incorporated by reference into such prospectus supplement.  You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described below and in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

Our future capital needs are uncertain and we may need to raise additional funds, which may not be available on acceptable terms or at all.

We believe our existing cash balances following consummation of that certain revenue sharing and note purchase agreement, or the Fortress Agreement, with affiliates of Fortress Investment Group, LLC, or Fortress, will be sufficient to meet our anticipated cash needs to conduct our planned operations for less than 12 months. We hope to consummate one or more patent licenses in the next 3 to 6 months, to increase our cash balances, but the probability and amount of any such licenses are uncertain. However, we may need significant additional capital to monetize our current patent portfolios and we will need significant additional capital to purchase any new patent portfolios. We may seek to raise additional capital through, among other things, public and private equity offerings and debt financings (to the extent such financings are permissible pursuant to the Fortress Agreement), including through the issuance of an additional promissory note to Fortress pursuant to the terms of the Fortress Agreement. Our future capital requirements will depend on many factors, including our levels of net sales and licensing and the timing and extent of expenditures to support our patent infringement litigation. Additional funds may not be available on terms acceptable to us, or at all. Furthermore, if we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization.

If adequate working capital is not available when needed, we may be required to significantly modify our business model and operations to reduce spending to a sustainable level. It could cause us to be unable to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or customer requirements. It may also cause us to delay, scale back or eliminate some or all of our research and development programs, or to reduce or cease operations.

We have incurred a material amount of indebtedness to fund our operations, the terms of which require that we pledge all of our assets as security and that we agree to share certain patent monetization revenues that may accrue in the future. Our level of indebtedness and the terms of such indebtedness, could adversely affect our operations and liquidity.

We have incurred debt secured by all of our assets under the terms of the Fortress Agreement and related transaction documents. Our obligations under the Fortress Agreement are secured by a first priority security interest in all of the Company’s currently owned patent assets and all proceeds thereof, as well as a general security interest in all of the assets of the Company and its subsidiaries (though not in any future patent purchases by the Company). Additionally, the Fortress Agreement contains customary representations, warranties and indemnification provisions, as well as affirmative and negative covenants that, among other things, restrict our ability to incur additional indebtedness or guarantees or incur liens.

The Fortress Agreement also includes customary event of default provisions and if we were to default under the Fortress Agreement and were unable to obtain a waiver for such a default, interest on the obligations would accrue at an increased rate. In the case of a default, Fortress could accelerate our obligations under the Fortress Agreement and exercise their right to foreclose on their security interests, which could force us to cease operations.

4

Incurrence and maintenance of this debt has material consequences on the Company, such as:

• requiring us to dedicate a portion of our cash flow from operations and other capital resources to debt service, thereby reducing our ability to fund working capital, capital expenditures, and other cash requirements;

• limiting our flexibility in planning for, or reacting to, changes and opportunities in, our business and industry, which may place us at a competitive disadvantage; and

• limiting our ability to incur additional debt on acceptable terms, if at all.

The Fortress Agreement further provides, among other things, that an affiliate of Fortress is entitled to share in certain monetization revenues that we may derive in the future related to our current patent portfolios. There can be no assurance that we will be successful in securing revenues, and we may expend resources in pursuit of monetization revenues that may not result in any benefit to us. Moreover, the revenue sharing obligation will reduce the benefit we receive from any monetization transactions, which could adversely affect our operating results.

Certain of our stockholders have significant influence over our business and significant transactions which may have an adverse effect on our ability to successfully operate our business and our ability to raise capital in the future.

So long as the initial purchasers of the Company’s Series A-1 and Series A-2 Convertible Preferred Stock (or collectively, the Series A Preferred Stock) continue to hold at least 20% of the shares initially issued, and so long as the Company has not consummated an underwritten offering of at least $20 million at no less than $1.14 per share, the Company must obtain the affirmative vote of the holders of a majority of Series A Preferred Stock to effect certain significant transactions including, but not limited to, amending the Company’s charter, issuing debt, entering into a merger or acquisition agreement or selling substantially all of its assets.

Additionally, until June 6, 2015 (unless there has been an occurrence of the closing of an underwritten offering of at least $20 million at no less than $1.14 per share), the Company will be required to obtain the affirmative vote of the initial director nominated by the holders of Series A Preferred Stock, if any, to effect certain significant transactions including, but not limited to, issuing debt, entering into a merger or acquisition agreement or selling all of its assets, terminating an executive officer of the Company, approving annual budgets and investing over $3,000,000 (except for purchases of IP or IP rights).

The requirement to obtain approval from the Series A Preferred Stock holders and the director nominated by the Series A Preferred Stock holders may negatively impact the Company’s ability to operate its business effectively and raise capital in the future. As a result, we may be unable to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or customer requirements. It may also cause us to reduce or cease operations.

Our stockholders' percentage of ownership may become diluted upon conversion of our Series A Preferred Stock and/or Series B Preferred Stock or if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock.

The holders of our Series A Preferred Stock and Series B Preferred Stock may convert their shares of preferred stock into shares of common stock at any time. Additionally, all of the Series B Preferred Stock will automatically convert into common stock upon the affirmative vote of holders owning at least 60% of the Series B Preferred Stock or immediately upon closing of an underwritten public offering of the Company in an amount not less than $20 million and at a threshold price determined in accordance with the terms of the Series B Preferred Stock, subject to certain beneficial ownership limitations. Further, our board of directors is authorized, without stockholder approval, subject to certain Nasdaq requirements, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock or our common stock, subject to limitations set forth in the Fortress Agreement and in our fifth amended and restated certificate of incorporation), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine. Our board of directors is also authorized, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Series A Preferred Stock and Series B Preferred Stock. The conversion of our Series A Preferred Stock and Series B Preferred Stock, the issuance of new securities or the creation of new series of preferred stock could result in significant dilution to existing stockholders. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the common stock.

5

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes. Specifically, we intend to use the net proceeds for the acquisition of and/or the exclusive rights to license patented technologies from third parties and to meet working capital needs. The amounts and timing of the expenditures will depend on numerous factors, such as the timing and progress of our development efforts and our ability to license our current patented technologies. To the extent that we are specifically raising capital to be used for the acquisition of a particular patent portfolio that we intend to acquire or obtain an exclusive right to license, we will disclose the general material information about, and the source of, such patent portfolio in the prospectus supplement relating to the capital raise. To the extent that we are specifically raising capital to be used to discharge indebtedness, we will disclose the interest rate and maturity of such indebtedness and the use of the proceeds of such indebtedness (other than short-term borrowings used for working capital) in the prospectus supplement relating to the capital raise.

6

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, preferred stock, purchase contracts, warrants, subscription rights and depositary shares. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;

•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

•	any delayed delivery requirements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”);

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority, or FINRA, participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our fifth amended and restated certificate of incorporation and our amended and restated bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 5,000,000 shares have been designated as Series A-1 Convertible Preferred Stock, 1,176,748 shares have been designated as Series A-2 Convertible Preferred Stock and 2,750 shares have been designated as Series B Convertible Preferred Stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $30,000,000 in the aggregate of:

•	common stock;

•	preferred stock;

•	purchase contracts;

•	warrants to purchase our securities;

•	subscription rights to purchase our securities;

•	depositary shares;

•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of October 31, 2014, there were 26,661,944 shares of common stock issued and outstanding, held of record by approximately 178 stockholders.

Voting. Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.  We have never paid, and have no plans to pay, any ordinary dividends on our shares of common stock. The Company did pay an extraordinary dividend to common stock shareholders of its predecessor, eOn Communications Corporation, as part of the Company’s merger.

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Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our common stock is admitted for trading on the Nasdaq Capital Market under the symbol “INVT”.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 10,000,000 shares of preferred stock from time to time in one or more series and to fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of each such series without any further vote or action by the stockholders, of which an aggregate of 6,179,498 have been designated as a previously issued series of preferred stock. 3,201,090 shares of Series A-1 Convertible Preferred Stock are currently outstanding, 328,600 shares of Series A-2 Convertible Preferred Stock are outstanding and 1,102 shares of Series B Convertible Preferred Stock are outstanding as of October 31, 2014.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law, or the DGCL, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities or depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

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•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

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Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

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Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

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•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

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•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest ata rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

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We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

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FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Inventergy, LLC as of and for the year ended December 31, 2012 and audited financial statements of Inventergy, Inc. as of and for the year ended December 31, 2013 have been incorporated by reference in the registration statement in reliance upon the report of Marcum LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Current Report on Form 8-K filed with the SEC on June 12, 2014, as amended by the Current Report on Form 8-K/A filed with the SEC on July 11, 2014, containing the audited financial statements for the fiscal years ended December 31, 2013 and 2012 and other information required in an annual report on Form 10-K;

2.	Our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014;

3.	Our Current Reports on Form 8-K filed with the SEC on July 22, 2014, August 1, 2014, September 29, 2014 and October 2, 2014; and

4.	The description of our common stock contained on our Registration Statement on Form S-4 filed on February 7, 2014, as amended on April 10, 2014 and April 24, 2014.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Inventergy Global, Inc.

900 E. Hamilton Avenue #180

Campbell, CA 95008

Attention: Secretary

(408) 389-3510

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Inventergy Global, Inc.

648,000 Shares of Common Stock

Warrants to Purchase 648,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Chardan Capital Markets

May 16, 2016